Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Announces Preliminary First Quarter 2022 Results, Raises Fiscal 2022 Guidance & Provides Long-Term Targets

Company Will Announce Its Full First Quarter Results on Thursday, June 2, 2022

GRAND RAPIDS, Mich. – May 12, 2022 – Food solutions company SpartanNash (the “Company”) (Nasdaq: SPTN) today provided preliminary net sales and earnings results for the 16-week first quarter ended April 23, 2022. The Company also updated its outlook for the fiscal year ending Dec. 31, 2022, and provided long-term financial targets supported by its strategy.

Certain Preliminary Results for First Quarter 2022

The Company expects to achieve strong first quarter results, which it accomplished while navigating through a dynamic environment, including a period of continued supply chain disruption and limited labor availability. The Company expects results for the first quarter will include the following:

•	Net sales between $2.74 billion and $2.77 billion, compared to $2.66 billion in the prior year quarter.
•	Net earnings between $18.7 million and $19.7 million, compared to $19.5 million in the prior year quarter.
•	Adjusted EBITDA(1) between $75.6 million and $77.6 million, compared to $64.8 million in the prior year quarter.

“We kicked off 2022 with significant momentum, achieving solid preliminary results in the first quarter and surpassing our internal expectations,” said SpartanNash President and CEO Tony Sarsam.

The Company’s preliminary results were driven by several factors, including:

•

Further transforming its supply chain, securing more than $15 million in run-rate cost savings and meeting its initial full-year commitment of $15 million to $30 million of annualized savings during the first quarter, while delivering an approximate 7% improvement in throughput rate year-over-year.

•	Building on its strong momentum in retail, with preliminary comparable store sales increasing to 7.2%.

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

•

Achieving preliminary military operating margin between 0.21% and 0.25% and preliminary military adjusted EBITDA margin(2) between 1.5% and 1.6%, in excess of its turnaround target of 1% as the operational and supply chain improvements take hold.

The Company also expects to realize a sizeable benefit from the inflationary product cost environment.

Fiscal Year 2022 Guidance Update

Given the expected strength of its preliminary first quarter results, the Company has raised its guidance for the fiscal year ending Dec. 31, 2022, including:

•	Net sales guidance to a range of $9.0 billion to $9.3 billion, compared to the prior guidance of $8.9 billion to $9.1 billion.
•	Adjusted EBITDA guidance to a range of $224 million to $239 million, compared to the prior guidance of $214 million to $229 million.

The Company also expects a steady earnings pace across the remaining three quarters in fiscal 2022.

Long-Term Financial Targets

The Company also announced new long-term financial targets it expects to achieve by fiscal 2025. These include growing:

•	Net sales to more than $10 billion, an increase of at least 12% from net sales in fiscal 2021.
•	Adjusted EBITDA to more than $300 million, an increase of at least 40% from adjusted EBITDA in fiscal 2021.
•	Adjusted EBITDA margin to 3% of net sales, an increase of 20% from adjusted EBITDA margin(3) in fiscal 2021.

“During the past year, with our refreshed executive leadership team at the helm, we have driven change through our strategy, operating model and People First culture to enhance profitable growth and shareholder returns,” said Sarsam. “Building on our core capabilities – People, Operational Excellence and Insights that Drive Solutions –  we introduced ‘Our Winning Recipe’ to set the strategic direction and launch a new period of growth for SpartanNash. We are pleased to provide our long-term financial targets fueled by the progress we have already made toward our transformation, propelled by our dedicated Associates and supported by ongoing execution of our strategy.”

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

First Quarter 2022 Earnings Conference Call

The Company will announce its full first quarter results before the stock market opens on Thursday, June 2, 2022.

The Company will host a conference call to discuss its quarterly results with additional comments and details on Thursday, June 2, 2022, at 8:30 a.m. ET. There will also be a simultaneous, live webcast made available at SpartanNash's website at www.spartannash.com/webcasts under the "Investor Relations" section and will remain archived on the Company's website.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. As a distributor, wholesaler and retailer with a global supply chain network, SpartanNash customers span a diverse group of national accounts, independent and chain grocers, e-commerce retailers, U.S. military commissaries and exchanges, and the Company's own brick-and-mortar grocery stores, pharmacies and fuel centers. SpartanNash distributes grocery and household goods, including fresh produce and its Our Family® portfolio of products, to locations in all 50 states, in addition to distributing to the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar, Djibouti, Korea and Japan. In addition, the Company owns and operates 145 supermarkets – primarily under the banners of Family Fare, Martin's Super Markets and D&W Fresh Market – and shares its operational insights to drive innovative solutions for SpartanNash food retail customers. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,500 strong and growing. For more information, visit spartannash.com.

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

Forward-Looking Statements

The matters discussed in this press release include "forward-looking statements" about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are identifiable by words or phrases indicating that the Company or management "expects," "anticipates," "plans," "believes," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook", "trend", “guidance” or “target” is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID-19 pandemic; the Company's ability to manage its private brand program for U.S. military commissaries; the Company's ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company's dependence on certain major customers, suppliers and vendors; disruptions to the Company's information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long-lived assets; the Company's ability to successfully manage leadership transitions; the Company's ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

In addition, although the preliminary financial results set forth in this press release have been prepared on a consistent basis with prior periods, they are based solely upon information available to management as of the date of this press release. The Company is completing its financial closing procedures for the 16-week first quarter ended April 23, 2022, and additional items that would require material adjustments to the preliminary financial results may be identified. The preliminary financial results set forth in this press release could differ materially from the amounts that the Company ultimately reports for the first quarter. Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information.

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of the Company’s website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Non-GAAP Financial Measures

This press release includes information regarding adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA"), adjusted EBITDA margin, and military adjusted EBITDA margin. These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. These measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. Certain of these measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the fiscal 2022 outlook and long-term targets disclosed in this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company’s routine activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance and organizational realignment costs, and the impact of adjustments to the last-in-first-out (LIFO) inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2022 or fiscal 2025, respectively.

(1)	A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, is provided under “Non-GAAP Financial Measures.”

(2)	Military adjusted EBITDA margin, a non-GAAP financial measure, is defined as military adjusted EBITDA divided by military net sales.

(3)	Adjusted EBITDA margin, a non-GAAP financial measure, is defined as adjusted EBITDA divided by revenue.

# # #

CONTACT:

Investor Relations:

Kayleigh Campbell

Head of Investor Relations

Kayleigh.Campbell@spartannash.com

SpartanNashIR@icrinc.com

616-878-8354

Media:

Caitlin Gardner

Senior Manager, Public Relations

Caitlin.Gardner@spartannash.com

press@spartannash.com

– More –

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

SPARTANNASH COMPANY AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

Table 1: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
	April 23, 2022		April 24, 2021
(In thousands)	Low	High	Actual
Net earnings	$18,706	$19,656	$19,516
Income tax expense	4,800	5,100	6,356
Other expenses, net	3,950	4,000	4,323
Operating earnings	27,456	28,756	30,195
Adjustments:
LIFO expense	10,150	10,250	1,655
Depreciation and amortization	28,450	28,500	28,091
Acquisition and integration	230	250	59
Restructuring and asset impairment, net	—	20	(161)
Cloud computing amortization	875	925	480
Organizational realignment, net	1,000	1,040	641
Severance associated with cost reduction initiatives	235	255	125
Stock-based compensation	4,400	4,500	4,190
Stock warrant	650	700	645
Non-cash rent	(1,100)	(1,000)	(895)
Gain on disposal of assets	(100)	(50)	(182)
Costs related to shareholder activism	3,400	3,500	—
Adjusted EBITDA	$75,646	$77,646	$64,843

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

Table 2: Military Segment Reconciliation of Segment Operating Earnings to Segment Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
	April 23, 2022
(In thousands)	Low	High
Military:
Operating earnings	$1,305	$1,530
Adjustments:
LIFO expense	2,540	2,555
Depreciation and amortization	4,190	4,205
Cloud computing amortization	95	100
Organizational realignment, net	150	155
Severance associated with cost reduction initiatives	30	35
Stock-based compensation	820	825
Non-cash rent	(130)	(125)
Gain on disposal of assets	(10)	(5)
Costs related to shareholder activism	510	525
Adjusted EBITDA	$9,500	$9,800

	Low	High
Military Net Sales	$608,000	$614,000
	Low	High
Military Operating Margin	0.21%	0.25%
	Low	High
Military Adjusted EBITDA Margin	1.55%	1.61%

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000